                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      M.D.C. HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       MERRILL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

   [LOGO]

                             M.D.C. HOLDINGS, INC.
                     3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                                 March 30, 1998

To Our Shareowners:

    You are invited to attend the 1998 Annual Meeting of Shareowners (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") to be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Monday, May 18, 1998, at 8:00 a.m., Denver time.

    Following this letter is the formal notice of the Meeting and a proxy statement describing the matters to be acted upon at the Meeting. Shareowners also are entitled to vote on any other matters which properly come before the Meeting.

    While many of our shareowners have exercised their right to vote their shares in person at past meetings, we recognize that many of you are unable to attend the Meeting. Accordingly, enclosed is a proxy card that enables shareowners to vote their shares on the matters to be considered at the Meeting, even if they are unable to attend. All you need to do is mark the proxy card to indicate your vote, date and sign the proxy card and return it to the Company in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your vote on the proxy card, but need only sign, date and return it to the Company in the enclosed postage-paid envelope.

    WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE.

                                          Sincerely,

                                          /s/ Larry A. Mizel
                                          Larry A. Mizel
                                          CHAIRMAN OF THE BOARD

   [LOGO]

                             M.D.C. HOLDINGS, INC.
                     3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                             ---------------------

To Our Shareowners:

    The 1998 Annual Meeting of Shareowners (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") will be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Monday, May 18, 1998, at 8:00 a.m., Denver time, to consider and act upon the following matters:

    1. the election of Herbert T. Buchwald and Larry A. Mizel, two Class I Directors, for three-year terms expiring in 2001;

    2. a shareowner proposal to provide for cumulative voting in the election of directors; and

    3. such other business as properly may come before the Meeting and any postponements or adjournments thereof.

    Only shareowners of record at the close of business on March 20, 1998, the record date, will be entitled to vote at the Meeting.

    Management and the Board of Directors desire to have maximum representation at the Meeting and respectfully request that you date, execute and timely return the enclosed proxy in the postage-paid envelope provided.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Daniel S. Japha
                                          Daniel S. Japha
                                          SECRETARY

March 30, 1998

   [LOGO]

                             M.D.C. HOLDINGS, INC.
                     3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREOWNERS

                                  May 18, 1998

                            ------------------------

To Our Shareowners:

    This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of M.D.C. Holdings, Inc. (the "Company") to be used at the Annual Meeting of Shareowners of the Company (the "Meeting") to be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Monday, May 18, 1998, at 8:00 a.m., Denver time, and any postponements or adjournments thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting (collectively, the "Proxy Materials") are first being sent to shareowners on or about March 30, 1998.

                              GENERAL INFORMATION

SOLICITATION

    The enclosed proxy is being solicited by the Board of Directors of the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and telegram by directors, officers and regular employees of the Company. No compensation will be paid for the solicitation of proxies, although the Company will reimburse bankers, brokers and others holding shares in their names or in the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending the Proxy Materials to the beneficial owners of such shares.

VOTING RIGHTS

    Holders of shares of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on March 20, 1998, (the "Record Date"), are entitled to notice of, and to vote at, the Meeting. As of February 27, 1998, approximately 17,978,000 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding constitutes a quorum for transacting business at the Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Meeting.

VOTING PROXIES

    Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as Directors of the nominees named in this Proxy Statement; and will be voted AGAINST providing cumulative voting in the election of directors. Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareowners, whereas broker non-votes are not counted for purposes of determining the total number of votes cast.

    Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If other matters properly are presented to the shareowners for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

    The giving of the enclosed proxy does not preclude the right to vote in person, should the shareowner giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by notice of revocation in writing sent to the Secretary of the Company, by presenting the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Meeting and voting in person.

ANNUAL REPORT

    The Company's 1997 Annual Report to Shareowners is enclosed with these Proxy Materials. The 1997 Annual Report to Shareowners is not incorporated into this Proxy Statement by reference nor is it a part of the Proxy Materials.

                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for three classes of Directors with staggered terms of office, to be divided as equally as possible. Nominees of each class serve for terms of three years (unless a nominee is changing to a different class) and until election and qualification of their successors or until their resignation, death, disqualification or removal from office.

    The Board of Directors currently consists of six members, including two Class I Directors whose terms expire in 1998, two Class II Directors whose terms expire in 1999 and two Class III Directors whose terms expire in 2000. At the Meeting, two Class I Directors are to be elected to three-year terms expiring in 2001. The nominees for the Class I Directors are Messrs. Herbert T. Buchwald and Larry A. Mizel. All of the nominees presently serve on the Board of Directors of the Company.

    Unless otherwise specified, the enclosed proxy card will be voted FOR the election of Messrs. Buchwald and Mizel. Management and the Board of Directors are not aware of any reasons which would cause Messrs. Buchwald or Mizel to be unavailable to serve as Directors. If Messrs. Buchwald or Mizel become unavailable for election, discretionary authority may be exercised by the proxy holders named in the enclosed proxy card to vote for a substitute nominee or nominees proposed by the Board of Directors.

    The affirmative vote of the holders of a plurality of the shares present or represented and entitled to vote at the Meeting will be required for election to the Board of Directors. The Board of Directors recommends a vote FOR the election of Messrs. Buchwald and Mizel as Directors.

    Certain information with respect to Messrs. Buchwald and Mizel, the nominees for election, and the continuing Directors of the Company, furnished in part by each such person, appears below:

                                                                                             SHARES
                                                                                          BENEFICIALLY
                                                                                         OWNED AS OF THE
                                           POSITIONS AND OFFICES WITH THE COMPANY          RECORD DATE     PERCENTAGE OF
         NAME                AGE              AND OTHER PRINCIPAL OCCUPATIONS                (1)(2)          CLASS (3)
-----------------------      ---      ------------------------------------------------  -----------------  --------------
NOMINEES:
                                                          CLASS I
                                                    TERMS EXPIRE IN 2001

Herbert T. Buchwald              67   Principal in the law firm of Herbert T.                  60,426               *
                                       Buchwald, P.A. and President and Chairman of
                                       the Board of Directors of BPR Management
                                       Corporation
Larry A. Mizel                   55   Chairman of the Board of Directors, President         4,664,772(4)        25.54%
                                       and Chief Executive Officer of the Company

CONTINUING DIRECTORS:
                                                          CLASS II
                                                    TERMS EXPIRE IN 1999

Gilbert Goldstein                79   Principal in the law firm of Gilbert Goldstein,          45,000               *
                                       P.C.
William B. Kemper                60   Private real estate investor                             75,000               *

                                                         CLASS III
                                                    TERMS EXPIRE IN 2000

Steven J. Borick                 45   President, Texakota, Inc. and a General Partner          50,000               *
                                       in Texakota Oil Company
David D. Mandarich               50   Executive Vice President-Real Estate and Chief        1,762,531            9.56%
                                       Operating Officer of the Company

------------------------

*   Represents less than one percent of the outstanding shares of Common Stock.

(1) Includes, where applicable, shares of Common Stock owned by such person's minor children and spouse and by other related individuals or entities over whose shares such person has custody.

(2) Includes the following shares of Common Stock that such persons had the right to acquire within 60 days of the Record Date by the exercise of stock options at prices ranging from $4.25 to $7.50 per share: Gilbert Goldstein 25,000, William B. Kemper 75,000, Steven J. Borick 50,000, Herbert T. Buchwald 50,000, Larry A. Mizel 283,333 and David D. Mandarich 458,333.

(3) The percentage shown includes shares of Common Stock actually owned and shares of Common Stock which the person had the right to acquire within 60 days of the Record Date. In calculating the percentage of ownership, all shares of Common Stock which the person had the right to acquire within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other person.

(4) Includes 5,500 shares held jointly with Mr. Mizel's wife, 1,115 shares owned by Mr. Mizel's children and 405,314 shares of Common Stock with respect to which Mr. Mizel may be considered the "beneficial owner," as defined under the Securities Exchange Act of 1934 (the "1934 Act"), because he is a beneficiary of certain trusts which own all of the outstanding stock of CVentures, Inc., a corporation which controls the voting of these shares of Common Stock. Mr. Mizel is a director and officer of CVentures, Inc. Also includes 194,032 shares of Common Stock owned by certain trusts for the benefit of Mr. Mizel and certain members of his immediate family, over which shares Mr. Mizel does not exercise voting control, although he has a limited power of appointment allowing him to direct the trustee to gift all or a portion of such shares to any person other than himself or a creditor. Mr. Mizel disclaims beneficial ownership of the 194,032 shares.

OTHER INFORMATION RELATING TO DIRECTORS

    The following is a brief description of the business experience during at least the past five years of each member and nominee for the Board of Directors of the Company.

    HERBERT T. BUCHWALD has been a principal in the law firm of Herbert T. Buchwald, P.A. and president and chairman of the board of directors of BPR Management Corporation, a property management company located in Denver, Colorado, for more than the past five years. Mr. Buchwald was appointed to the Company's Board of Directors in March 1994 and is Chairman of the Audit Committee and a member of the Compensation and Legal Committees.

    LARRY A. MIZEL was elected President of the Company in March 1996 and has served as Chairman of the Board of Directors and Chief Executive Officer of the Company for more than five years. Mr. Mizel also serves as a director of Richmond American Homes of Colorado, Inc., a wholly owned subsidiary of the Company ("Richmond American Homes"). Mr. Mizel also is a Trustee of Marsico Investment Fund, an open-end investment company that currently offers two investment portfolios, the Marsico Focus Fund and the Marsico Growth and Income Fund. Mr. Mizel has been a Director of the Company since founding the Company in January 1972 and is a member of the Legal Committee.

    GILBERT GOLDSTEIN has been engaged in private law practice for more than the past five years as the principal in the law firm of Gilbert Goldstein, P.C. See "Certain Relationships and Related Transactions" below. Mr. Goldstein has been a Director of the Company since January 1976. Mr. Goldstein also is the Chairman of the Legal Committee.

    WILLIAM B. KEMPER has been engaged in private real estate investments, real estate development and property management since May 1982. Prior to May 1982, he was president of Gold Crown, Inc., a real estate development company. Mr. Kemper has been a Director of the Company since January 1972. He is a member of the Audit and the Compensation Committees.

    STEVEN J. BORICK has been the president of Texakota, Inc., an oil and gas exploration and development company, and a general partner in Texakota Oil Company, a private oil and gas partnership, for more than the past five years. He also is a director of Superior Industries International, Inc., a New York Stock Exchange-listed manufacturer of automobile accessories, and Richmond American Homes. Mr. Borick has been a Director of the Company since April 1987 and is a member of the Audit Committee and Chairman of the Compensation Committee.

    DAVID D. MANDARICH was elected Chief Operating Officer of the Company in March 1996, Co-Chief Operating Officer in September 1994 and Executive Vice President-Real Estate in April 1993 and appointed a Director of the Company in March 1994. From April 1989 to April 1993, Mr. Mandarich served as a consultant to the Company. In April 1990, Mr. Mandarich was elected as chairman of the board of directors of Richmond American Homes. Mr. Mandarich also was a Director of the Company from September 1980 until April 1989.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

    The Audit Committee of the Board of Directors consists currently of Messrs. Borick, Buchwald and Kemper. The Audit Committee met 11 times during 1997. The Audit Committee is chaired by Mr. Buchwald and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company's independent accountants and meets with them to review the progress and results of their work as well as their resulting recommendations. The Audit Committee recommends to the Board of Directors the appointment of, has direct access to and reviews the fees of the Company's independent accountants. In connection with the internal accounting controls of the Company, the Audit Committee reviews internal audit procedures and reporting systems.

    The Director of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company's compliance with certain Company procedures which are designed to enhance management's consideration of all aspects of major transactions involving the Company. The Audit Committee has direct control over staffing and compensation of the Internal Audit Department. Additionally, the Audit Committee reviews annually the Company's Corporate Code of Conduct. On at least a quarterly basis, the Company's Chief Financial Officer reports directly to the Audit Committee on significant accounting issues, if any.

    The Compensation Committee currently consists of Messrs. Buchwald, Kemper and Borick. During 1997, the Compensation Committee met six times. The Compensation Committee is chaired by Mr. Borick and is active in approving the design of executive compensation plans, reviewing salaries, bonuses and other forms of compensation for officers and key employees of the Company, establishing salaries, benefits and other forms of compensation for new employees and in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria utilized and factors considered by the Compensation Committee in reviewing and making recommendations with respect to executive compensation, see "Report of the Compensation Committee" below.

    The Legal Committee currently consists of Messrs. Goldstein, Buchwald and Mizel. During 1997, the Legal Committee met four times. The Legal Committee is chaired by Mr. Goldstein and is active in reviewing legal issues and interacting with the Company's inside and outside legal counsel.

    The Company has no executive or nominating committees. Procedures for nominating persons for election to the Board of Directors are contained in the Company's By-Laws.

    During 1997, the Board of Directors held 10 regularly scheduled board meetings. The Directors also held four special meetings and considered Company matters and had numerous communications with the Chairman of the Board of Directors and other officials of the Company wholly apart from the formal meetings. In 1997, all of the Company's Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which they served.

COMPENSATION

    Until December 31, 1997, each Director who is not an officer of the Company was paid $3,000 per month and $750 for attending each Board of Directors meeting and each meeting of the Audit and Compensation Committees. Effective January 1, 1998, the fee for each Board of Directors meeting attended was increased to $1,500. The fee for attendance at committee meetings was not increased. Each Director also is reimbursed for expenses related to his attendance at Board of Directors and committee meetings.

    In addition, Mr. Borick received fees of $1,500 per month during 1997 for services as a director of Richmond American Homes.

    Mr. Kemper and his wife are covered by the Company's self-funded contributory medical plan for which he pays 100% of the premiums. For the medical plan's fiscal year ended September 30, 1997, Mr. Kemper paid premiums in excess of the cost of claims paid on behalf of Mr. Kemper and his wife.

                               EXECUTIVE OFFICERS

    Set forth below are the names and offices held by the executive officers of the Company as of the Record Date. The executive officers of the Company are elected annually and hold office until their successors are duly elected and qualified or until their resignation, retirement, death or removal from office. Biographical information on Messrs. Mizel and Mandarich, who serve as Directors and executive officers of the Company, is set forth in "Election of Directors" above. Biographical information on the other executive officers of the Company is set forth below.

NAME                                               OFFICES HELD AS OF THE RECORD DATE
-------------------------------  -----------------------------------------------------------------------
Larry A. Mizel.................  Chairman of the Board of Directors, President and Chief Executive
                                   Officer
David D. Mandarich.............  Executive Vice President-Real Estate, Chief Operating Officer and a
                                   Director
Paris G. Reece III.............  Senior Vice President, Chief Financial Officer and Principal Accounting
                                   Officer
Michael Touff..................  Vice President and General Counsel

    PARIS G. REECE III, 43, was elected as a Vice President of the Company in August 1988, as Secretary in February 1990, as Chief Financial Officer in June 1990, as Treasurer in September 1993 and as Senior Vice President in September 1994. Mr. Reece resigned as Secretary of the Company in May 1996 and as Treasurer of the Company in November 1996. Mr. Reece also is an officer, director or both of most of the Company's subsidiaries.

    MICHAEL TOUFF, 53, was elected as a Vice President and the General Counsel of the Company in December 1994. From August 1992 through December 1994, he was an officer in the law firm of Ireland, Stapleton, Pryor & Pascoe, P.C. Prior to August 1992, Mr. Touff was an officer in the law firm of Holmes & Starr, A Professional Corporation.

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation received by the Chief Executive Officer and the three other executive officers for the three fiscal years ended December 31, 1997.

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                                                             ---------------
                                              ANNUAL COMPENSATION                                SHARES
                                       ---------------------------------    OTHER ANNUAL       UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR      SALARY       BONUS      COMPENSATION(4)       OPTIONS        COMPENSATION(1)
-------------------------------------  ---------  ---------  -----------  -----------------  ---------------  -------------------
Larry A. Mizel, Chairman of the             1997  $ 600,000  $ 1,027,100(2)        N/A            100,000(5)       $   2,850
  Board of Directors, President and         1996  $ 560,000  $   825,780(2)        N/A            350,000          $   2,945
  Chief Executive Officer                   1995  $ 560,000  $   668,000(2)        N/A                -0-          $   2,310

David D. Mandarich, Chief                   1997  $ 500,000  $ 1,027,100(2)        N/A            100,000(5)       $   2,850
  Operating Officer, Executive Vice         1996  $ 460,000  $   825,780(2)        N/A            350,000          $   2,945
  President-Real Estate and a               1995  $ 460,000  $   668,000(2)        N/A                -0-          $   2,310
  Director

Paris G. Reece III, Senior Vice             1997  $ 208,000  $   248,200(3)        N/A             20,000(5)       $   2,850
  President and Chief Financial             1996  $ 200,000  $   210,000(3)        N/A                -0-          $   2,945
  Officer                                   1995  $ 167,000  $   135,000         N/A                  -0-          $   2,310

Michael Touff Vice President                1997  $ 239,200  $   164,400(3)        N/A             10,000(5)       $   2,850
  and General Counsel                       1996  $ 230,000  $   375,000(3)        N/A                -0-          $   2,945
                                            1995  $ 210,000  $    90,000         N/A                  -0-          $   2,310

------------------------------

(1) The amounts disclosed in this column consist of Company contributions allocated to the Executive Officers' accounts pursuant to the Company's 401(k) Plan. One hundred percent of the Company's 1997 contribution will be funded with shares of Common Stock valued at $18.375 per share, the closing price of the Common Stock on March 3, 1998, the date as of which the Company approved the stock portion of the allocation.

(2) These bonuses were paid in February following the year indicated in accordance with the terms of the M.D.C. Holdings, Inc. Executive Officer Performance-Based Compensation Plan approved by the Company's stockholders at the 1994 Annual Meeting (the "Executive Compensation Plan"). The amount of these bonuses is determined based on the Company's "Adjusted Pre-Tax Return on Average Stockholders' Equity" (as defined in the Executive Compensation Plan). Bonuses are not payable under the Executive Compensation Plan unless the Company's Adjusted Pre-Tax Return on Average Stockholders' Equity equals or exceeds 10%.

(3) Portions of these bonuses were paid in shares of the Common Stock valued at the closing price of the Common Stock on the New York Stock Exchange on the date the Compensation Committee of the Board of Directors approved the bonuses ($7.75 for 1996 and $11.375 for 1997). In 1996, Mr. Reece elected to receive $75,000 of his bonus (10,170 shares) and Mr. Touff elected to receive $150,000 of his bonus (20,339 shares) in the form of Common Stock. In 1997, Mr. Reece elected to receive $95,000 of his bonus (8,348 shares) and Mr. Touff elected to receive $75,000 of his bonus (6,591 shares) in the form of Common Stock. The Compensation Committee also granted the employees who received bonuses in the form of stock the right to borrow from the Company the taxes due on the stock portion of the bonus. Messrs. Reece and Touff borrowed $26,277 and $70,856, respectively, in 1996 and $52,581 and $41,511, respectively in 1997. These amounts are secured by a pledge of the number of shares of Common Stock equal to 125% of the amounts borrowed, divided by the price of the Common Stock on the respective date of the loan. The loans bear interest at LIBOR plus one percent, are amortized over 10 years with annual principal and interest payments due each December 30 of employment and mature on the earliest of (i) five years from the date of the notes; (ii) 90 days after the date of termination for cause; or (iii) one year after termination without cause, when the entire amount of principal plus accrued interest are due.

(4) N/A: Disclosure is not applicable under the Securities and Exchange Commission's rules.

(5) See "Option Grants in Last Fiscal Year," below.

    Severance benefits for Messrs. Mizel and Mandarich are included in their employment agreements. Severance benefits for Messrs. Reece and Touff are included in their change in control agreements. See "Employment Agreements and Change in Control Agreements" below.

    The Company's severance pay policy also provides severance pay to eligible employees, including each of the named executive officers, whose employment is involuntarily terminated by the Company for reasons other than gross misconduct. Employees are eligible for severance pay under this policy if involuntarily terminated after 90 days of employment. The amount of severance pay under the policy is based on the length of service with the Company. For each of the named executive officers, the amount of pay would be one week for each year of service to a maximum of 12 weeks; provided, however, the Compensation Committee of the Board of Directors may approve additional severance payments for situations involving management personnel.

OPTION GRANTS IN LAST FISCAL YEAR

    The table below provides information on option grants in fiscal 1997 to the named executive officers.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                       INDIVIDUAL GRANTS                             ANNUAL RATES OF
                              -------------------------------------------------------------------      STOCK PRICE
                                                    PERCENT OF TOTAL                                 APPRECIATION FOR
                               NUMBER OF SHARES    OPTIONS GRANTED TO                                  OPTION TERM
                                  UNDERLYING       EMPLOYEES IN FISCAL    EXERCISE     EXPIRATION  --------------------
NAME                              OPTIONS(1)             YEAR(2)        PRICE ($/SH)      DATE        5%         10%
----------------------------  -------------------  -------------------  -------------  ----------  ---------  ---------
Larry A. Mizel..............          31,948                8.85%         $   12.52     12/1/02    $ 136,000  $ 308,400
Larry A. Mizel..............          68,052               18.85%         $   11.38     12/1/03    $ 263,300  $ 597,300
David D. Mandarich..........          29,088                8.06%         $   11.38     12/1/03    $ 112,500  $ 255,300
David D. Mandarich..........          70,912               19.64%         $   11.38     12/1/03    $ 274,300  $ 622,400
Paris G. Reece III..........          20,000                5.54%         $   11.38     12/1/03    $  77,372  $ 175,500
Michael Touff...............          10,000                2.77%         $   11.38     12/1/03    $  38,700  $  87,800

------------------------------

(1) Options granted in 1997 are exercisable in whole or in part beginning on December 1, 1998. The closing price of the Common Stock on the New York Stock Exchange on the date of grants was $11.38.

(2) The Company granted options representing 361,000 shares of Common Stock to employees in fiscal 1997.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The table below provides information on option exercises in fiscal 1997 by the named executive officers and the value of such officers' unexercised options at December 31, 1997.

                                                                  SHARES UNDERLYING          VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS
                                        SHARES                     FISCAL YEAR END          AT FISCAL YEAR END(1)
                                      ACQUIRED ON    VALUE    --------------------------  --------------------------
NAME                                   EXERCISE    REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------------  -----------  ---------  -----------  -------------  -----------  -------------
Larry A. Mizel(2)...................     175,000   $ 755,086     283,333       166,667     $2,271,872    $ 844,672
David D. Mandarich..................           0           0     458,333       166,667     $3,989,060    $ 881,253
Paris G. Reece III..................           0           0      50,000        20,000     $ 540,625     $  73,750
Michael Touff.......................           0           0      50,000        10,000     $ 503,125     $  36,875

------------------------------

(1) The closing price of the Common Stock on December 31, 1997 on the New York Stock Exchange was $15.063.

(2) Mr. Mizel borrowed two-thirds of the sum of the exercise price and the federal and state income taxes due on the exercise of options pursuant to the M.D.C. Holdings, Inc. Executive Option Purchase Program. See "Certain Relationships and Related Transactions" below.

REPORT OF THE COMPENSATION COMMITTEE

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPHS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

    The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised solely of Directors who are not employees of the Company. The Committee is responsible for setting executive compensation policies and determining the compensation paid to executive officers of the Company.

    There are three primary objectives of the Company's executive compensation program. First, this program is designed to attract, retain and reward highly qualified executives. Second, the stock-based portion of the compensation program is designed to create and maintain a strong and direct link between executive pay, the Company's financial performance and total returns to shareowners. Third, the Company's compensation program is intended to address, among other things, the Committee's concern that the Company's highly experienced executives could be targeted by the Company's competitors.

    The three main components of the Company's executive compensation program are: base salary, annual performance-based incentive compensation and stock-based, long-term incentive. The Company operates with comparatively few middle management employees. Because of this, base salaries for the Company's executive officers, including the Chief Executive Officer, are at or above the average rates paid by competitors in order to enable the Company to retain its experienced and skilled executives. However, based upon a study of executive compensation paid by other major homebuilding companies, the Committee believes that the Company's overall management costs are comparable to those of other major homebuilders, including those that are part of the Peer Group Index shown on the performance graph below.

    Base salaries are reviewed annually and adjusted based on individual performance, annual salary increases in the industry, local economic and employment conditions and the compensation paid for similar positions at comparable companies.

    The factors considered by the Committee in setting total compensation for 1997 included the following components: the Company's increased earnings per share, increased home closings, revenues, orders for homes and year-end backlog, additional coverage by Wall Street analysts, the rating upgrade of the Company's senior notes by Standard and Poor's, the addition to and extension of the Company's unsecured line of credit, the Company's performance compared to that of its competitors, the reduction of debt and the Company's improved financial ratios.

    Incentive compensation paid to Messrs. Mizel and Mandarich for 1997 was based upon the Company's Executive Compensation Plan adopted in April 1994 and approved by the Company's shareowners. This plan was designed (i) to provide the Company's most senior executive officers annual incentive compensation based on achievement of specific performance objectives linked to return on equity; and
(ii) to permit the Company to deduct executive compensation for tax purposes.

    The Company also maintains an annual bonus program for the Company's other officers and key management employees. Bonuses are intended to compensate management and other employees for the attainment of the Company's annual financial performance goals and other criteria, as determined by the Committee. Because the Company met or exceeded the 1997 performance goals for these performance criteria, the Committee authorized the bonuses set forth in the summary compensation table for Messrs. Reece and Touff, the named executive officers other than Messrs. Mizel and Mandarich.

    Historically, the Committee has granted long-term, stock-based incentives in the form of stock options to executive officers and other key employees. In 1997, the Committee awarded stock options to acquire 361,000 shares of Common Stock to a total of 43 employees, including the named executive officers. These incentives are designed and intended to link management and shareowner interests and to motivate executives to make long-term decisions and investments that will serve to increase the long-term total return to shareowners. Vesting requirements contained in the option grants serve as an additional long-term incentive to retain key officers and other employees.

CEO COMPENSATION

    Mr. Mizel's base salary for 1997 was $600,000 and was based on the factors described below. The Committee approved a bonus of $1,027,100 for Mr. Mizel for 1997 in accordance with the terms of the Executive Compensation Plan described above.

    The Committee approved Mr. Mizel's 1997 base salary based on the following factors, in order of importance to the Committee: (i) the Company's significantly improved operating results during 1996 compared to prior years' results; (ii) the comparative performance of the Company's Common Stock as reflected in the performance graph; and (iii) the rating upgrade of the Company's senior notes by Standard and Poor's.

    The primary financial performance improvements on which the Committee relied in determining Mr. Mizel's 1997 base salary were the 24% increase in the Company's fully diluted operating earnings in 1996 and the 23% shareowner return during 1996.

                                          COMPENSATION COMMITTEE

                                          Steven J. Borick, Chairman

                                          William B. Kemper

                                          Herbert T. Buchwald

PERFORMANCE GRAPHS

    Set forth below is a graph comparing the yearly change in the cumulative total return of the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and with that of a peer group over the five-year period ending on December 31, 1997.

    It is assumed in the graph that $100 was invested (i) in Common Stock; (ii) in the stocks of the companies in the Standard & Poor's 500 Index; and (iii) in the stocks of the peer group companies just prior to the commencement of the period and that all dividends received within a quarter were reinvested in that quarter. The peer group index is composed of the following companies: Centex Corporation, PH Corporation, U.S. Home Corporation, The Ryland Group, Inc., Toll Brothers, Inc., Kaufman and Broad Home Corporation, Lennar Corporation, Hovnanian Enterprises, Inc., Del Webb Corporation, D.R. Horton Inc., M/I Schottenstein Homes, Inc., Continental Homes Holding Corp., Beazer Homes USA, Inc. and NVR Inc. D.R. Horton has announced its intention to acquire Continental Homes Holding Corp. Based on published reports, this acquisition is expected to close on or about March 31, 1998.

    Note: The stock price performance shown on the following graph is not indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF MDC COMMON STOCK, THE S&P 500 INDEX
                           AND A SELECTED PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           12/31/92   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
M.D.C. Holdings, Inc.         100.00     142.42     122.55     177.70     218.75     386.82
Weighted Avg. Peer Group      100.00     128.33      81.28     128.25     131.83     223.25
S&P 500                       100.00     107.06     105.40     140.54     170.01     222.72

                           EMPLOYMENT AGREEMENTS AND
                          CHANGE IN CONTROL AGREEMENTS

EMPLOYMENT AGREEMENTS

    Mr. Mizel and Mr. Mandarich (each an "Executive" or collectively, the "Executives") each entered into an Employment Agreement with the Company effective October 1, 1997 (collectively, the "Employment Agreements"). The Employment Agreements provide for each Executive's continued employment by the Company; Mr. Mizel as Chairman, President and Chief Executive Officer and Mr. Mandarich as Executive Vice President-Real Estate and Chief Operating Officer, until September 30, 2002 (the Initial Term). Unless either the Company on the one hand or either Executive on the other hand elects by notice in writing delivered to the other at least six months prior to the expiration of the Initial Term or any extension thereof, such term shall be extended automatically for two additional years, subject to earlier termination by either Executive's voluntary resignation or otherwise as provided pursuant to the terms of the Employment Agreement (the "Employment Term").

    Pursuant to the Employment Agreements, the Executives' base salaries ("Base Salaries") are subject to annual review by the Board of Directors. Messrs. Mizel and Mandarich also are to be paid incentive compensation pursuant to the Executive Compensation Plan ("Annual Incentive Compensation") and long-term incentive compensation pursuant to the Company's Employee Equity Incentive Plan (the "Equity Plan").

    Each Executive will be entitled to a retirement benefit under the Employment Agreement. Mr. Mizel's retirement benefit requires that he remain employed by the Company through September 30, 1999, and Mr. Mandarich's requires that he remain employed by the Company through September 30, 2002, in each case unless such employment is terminated by the Company without cause, in the event of the Executive's death or total disability or if the Executive elects to terminate his employment upon a "Change in Control" or because of a "Material Change" (as those terms are described below). The retirement benefit shall be equal to 70% of the Executive's highest Base Salary during the final three years of the Employment Term and shall be payable for the duration of the Executive's life. In addition, the Employment Agreements provide for medical insurance benefits, reimbursement of certain expenses, and entitle each of the Executives to participate in the Company's benefit plans. If Messrs. Mizel and Mandarich retire at the end of 1999 and 2002, respectively, assuming their Base Salaries remain the same as in 1997, their annual retirement benefits would approximate $420,000 and $350,000, respectively.

    Messrs. Mizel and Mandarich may be terminated for cause, as defined in the Employment Agreements. If an Executive is terminated without cause (including the Company's election not to extend the term of the Employment Agreement) during the Employment Term, he will be entitled to receive (i) an amount equal to the aggregate Base Salary earned by the Executive during the three years prior to such termination, plus (ii) an amount equal to 100% of the Annual Incentive Compensation paid for the year prior to termination, and (iii) the retirement benefits payable under the Employment Agreement commencing on the date of termination. In addition, in the event of termination without cause, each Executive's options and other rights under the Equity Plan shall vest immediately and the Executive and his spouse and dependents shall be entitled to continued medical benefits.

    If a Change in Control occurs, all options, dividend equivalents and other rights granted to Executives under the Equity Plan and any other Company plans shall be accelerated and become exercisable immediately prior to the occurrence of the transaction giving rise to the Change in Control.

    Within two years after a Change in Control or a Material Change, the Executive may terminate his employment, if not already terminated by the Company. In the event of such termination or a termination of employment by the Company without cause upon or within two years following a Change in Control, then (A) each Executive shall receive the amounts payable in the event the Executive's employment were terminated without cause as described above, and (B) with respect to the retirement benefit, either (1) the

Company shall establish and fund an irrevocable grantor trust in conformance with the model trust set forth in IRS Revenue Procedure 92-64, or (2) the Company shall, if it so elects, pay to the Executive, in a lump sum cash payment, the amount that otherwise would be required to be contributed to such trust.

    If the amounts payable upon the occurrence of a Change in Control or Material Change, either alone or together with any other payments which the Executive has the right to receive, would be subject to an excise tax as an "excess parachute payment" under Section 4999 of the Internal Revenue Code, each Executive agrees in his Employment Agreement that such aggregate amounts shall be paid in annual installments over the shortest period of time over which such aggregate amounts may be paid and not be treated as "excess parachute payments" under Section 4999.

    For purposes of this description of the Employment Agreements, a "Change in Control" shall occur if:

    (i) a report on Schedule 13D is filed with the Securities and Exchange Commission disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, or any director of the Company as of the date of the Employment Agreements, or affiliate of such director, is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then-outstanding securities of the Company;

    (ii) any person, other than the Company or any employee benefit plan sponsored by the Company or any director of the Company as of the date of the Employment Agreements, or affiliate of such director, shall purchase securities pursuant to a tender offer or exchange offer to acquire any Common Stock of the Company (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner of twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company;

   (iii) the shareowners of the Company shall approve: (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation; or (2) pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

    (iv) there shall have been a change in a majority of the members of the Board of Directors of the Company within a twelve month period, unless the election or nomination for election by the Company's shareowners of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period.

    For purposes of the Employment Agreements, a "Material Change" shall occur if:

    (i) the Company makes any of certain specified adverse changes in an Executive's reporting relationship, titles, functions, duties or responsibilities from those that the Executive occupied on October 1, 1997 or, if the Employment Agreements have been renewed or extended, the date of the last renewal or extension;

    (ii) the Company assigns or reassigns the Executive (without his written permission) to another place of employment;

   (iii) the Company reduces the Executive's Base Salary, Annual Incentive Compensation or long-term incentive compensation or the manner in which such compensation is determined, or retirement benefits, unless such reduction similarly applies to all "Senior Executive Officers of the Company," as defined in the Employment Agreements, or the Company breaches the terms of the Employment Agreements; provided, however, that nothing in this clause (iii) shall be construed to permit the Company to reduce either Executive's retirement benefit, as provided in the Employment Agreements, in any event, and regardless of whether such reduction would similarly apply to all Senior Executive Officers of the Company; or

    (iv) a purchaser of all or substantially all of the Company's assets or any successor or assignee of the Company fails to assume the Employment Agreements.

CERTAIN OTHER CHANGE IN CONTROL AGREEMENTS

    Messrs. Reece and Touff have entered into change in control Agreements with the Company (the "Agreements")*. The Agreements are effective January 26, 1998 and terminate on the earlier of termination of the employee's employment or December 31, 2000. Unless either party elects by notice in writing delivered to the other by September 30, 2000, or at least 90 days prior to December 31 of each subsequent year, the term of the Agreement will be renewed automatically for successive one year terms. In addition, if an Agreement has not been terminated prior to a "Change in Control" (as defined below), upon a Change in Control, the term of an Agreement shall extend automatically for two years.

    For purposes of the Agreements, the definition of "Change in Control" is generally the same as the definition of "Change in Control" in the description of the Employment Agreements as described above.

    For purposes of the Agreements, a "Change in Control Event" occurs if a Change in Control is followed by a "Material Change" within two years. A Material Change is defined in the Agreements to occur if the employee's employment is terminated without "cause" (as defined in the Agreements) or if any of the events set forth under the definition of "Material Change" described above with respect to the Employment Agreements takes place, taking into account the titles, positions and reporting relationships of Messrs. Reece or Touff.

    Pursuant to the Agreements, if a Change in Control Event occurs, the employee may elect within 90 days after the Change in Control Event to terminate the employee's employment, if not previously terminated by the Company, and to receive a Change in Control payment. The Change in Control payment equals two times the sum of the employee's Base Salary, in effect immediately prior to the Change in Control Event, plus the amount of the employee's last regular annual bonus, provided that the amount of such annual bonus shall not exceed 50% of the employee's annual Base Salary in effect immediately prior to the Change in Control Event.

    If a Change in Control as defined above occurs, all options, dividend equivalents and other rights granted to the employee under any Company equity incentive plan shall be accelerated and become exercisable immediately prior to the closing of the Change in Control. If the Change in Control is not consummated, the employee's election to exercise such options and other rights shall be of no effect and the employee's options shall remain subject to their original restrictions.

    Any amounts payable pursuant to the Change in Control Agreement are in addition to any payments otherwise payable to the employee pursuant to any agreement, plan or policy of the Company. If the amounts payable upon the occurrence of a Change in Control Event, either alone or together with other payments which the employee has the right to receive, would be subject to an excise tax as a "excess

------------------------

* Certain other employees of the Company (the "Covered Employees") have been provided change in control agreements containing the same terms and conditions as the Agreements described above for Messrs. Reece and Touff, taking into account the respective titles, positions and reporting relationships of the other Covered Employees and with changes to certain other provisions. If the Agreements for the Covered Employees have not been terminated prior to a Change in Control, upon a Change in Control, the term of the Agreements for the other Covered Employees shall extend automatically for one year, rather than two years as in the cases of Messrs. Reece and Touff. The Change in Control payment for a Covered Employee would equal the sum of the Covered Employee's Base Salary in effect immediately prior to the Change in Control Event, plus an amount equal to the Covered Employee's last regular annual bonus, provided that the amount of such bonus shall not exceed 50% of the Covered Employee's annual Base Salary in effect immediately prior to the Change in Control Event.

parachute payment" under Section 4999 of the Internal Revenue Code, each employee agrees in the Change in Control Agreement that such aggregate amounts shall be paid in annual installments over the shortest period of time over which such amounts may be paid and not be treated as "excess parachute payments" under
Section 4999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Approximately 7,000 square feet in the Company's Denver office building is leased by various affiliates of Mr. Mizel for which they collectively paid rent, including for parking, to the Company of approximately $96,000 in 1997.

    During 1997, the Company paid Premier Building Group, Inc., a company in which Mr. Mandarich's brother-in-law is an owner and the vice president, approximately $1,975,000 for plumbing, door and millwork services. Effective October 1, 1996, the Company entered into a three-year agreement with Gilbert Goldstein, P.C., of which Gilbert Goldstein, a Director of the Company, is the sole shareholder. Pursuant to the agreement, Mr. Goldstein acts as a consultant to the Company on legal matters and, in return, the Company (i) pays Mr. Goldstein's firm $21,000 per month for a minimum of 160 hours per month in legal services; (ii) pays Mr. Goldstein's firm $150 per hour for services performed in excess of 160 hours in any month; (iii) provides office space with an estimated annual rental value of $14,000 in the Company's office building; (iv) provides one full-time secretary (in 1997, this secretary received a salary of approximately $27,000 plus benefits); and (v) reimburses actual expenses incurred related to services provided. In the event that Mr. Goldstein retires from the practice of law, becomes disabled or dies during the term of the agreement, the Company will pay to Mr. Goldstein or his estate $7,000 per month during the remaining term of the agreement. Payment of $404,000 was made directly to Mr. Goldstein's firm in 1997 for services performed, including amounts paid pursuant to the agreement and including $150,000 paid in January 1997 as compensation for services during 1994, 1995 and 1996 related to the resolution in November 1996 of litigation that had been brought against the Company in Colorado.

    During 1997, the Company paid to PageWorks Communication Design ("PageWorks"), a marketing and communications firm, approximately $414,000 for annual report design, advertising and marketing design services. PageWorks is owned by Mr. Mizel's brother-in-law.

    During 1997, the Company paid a firm owned by Carol Mizel, Mr. Mizel's wife, approximately $98,000 for consulting services.

    On April 12, 1995, the Company's Board of Directors adopted the Option Purchase Program. The purpose of the Option Purchase Program is to permit the Company's key executive officers to increase their ownership of Common Stock and more closely align their interests with those of the Company's other shareowners by facilitating the exercise of options that would expire shortly. Pursuant to the Option Purchase Program, prior to November 4, 1997, Messrs. Mizel and Mandarich each were able to borrow up to $810,000 and Mr. Reece could borrow up to $243,000 for the purpose of paying two-thirds of the sum of the exercise price of options exercised and federal and state income taxes due as a result of the exercise of the options. On November 4, 1997 the Company's Board of Directors adopted Amendment Number 1 to the Option Purchase Program. This amendment added Michael Touff as an eligible participant to the program and increased the amount that each of Messrs. Mizel and Mandarich may borrow to $1,000,000 and the amount that each of Messrs. Reece and Touff may borrow to $300,000. All borrowings under the Option Purchase Program are secured by a pledge of 100% of the stock acquired upon exercise, are full recourse to the borrower and bear interest at the average one month LIBOR plus 1%, adjusted monthly. Principal and accrued interest is payable on April 1st of each year based on a 10-year amortization. Additional principal is due on each April 1st in an amount required to reduce the outstanding aggregate principal amount of the loans under the Option Purchase Program to each borrower in an amount depending on each borrower's maximum permitted borrowings. The unpaid principal balance is due on the earlier of: (i) the fifth anniversary of the loan; (ii) 90 days after the borrower's employment with the

Company has been terminated for cause; or (iii) one year after the borrower's employment with the Company has been terminated other than for cause.

    The following table shows, as of December 31, 1997, the number of options exercised, the date of borrowings, and the principal and interest due as of that date for each of the executive officers who have participated in the Option Purchase Program:

                                                        NUMBER OF                               ACCRUED
                                                         OPTIONS     DATE OF   NOTE BALANCE   INTEREST AT
BORROWER                                                EXERCISED     NOTE     AT 12/31/97     12/31/97
-----------------------------------------------------  -----------  ---------  ------------  -------------
Larry A. Mizel.......................................     175,000     10/3/97   $  800,000           -0-
David D. Mandarich...................................     496,914     4/17/95   $  630,552     $     118
                                                                      1/12/96   $  111,704     $     100
David D. Mandarich...................................     100,000    11/26/96   $   57,744           -0-

    As of December 31, 1997, Mr. Mandarich owed $280,080 to the Company under an unsecured promissory note (the "Promissory Note") which was issued to the Company in February 1994 in exchange for $280,080 in notes held by the Company which were executed by Mr. Mandarich in connection with his (and Mr. Mizel's) December 1989 purchase from the Company of the Richmond American Homes common stock. The Promissory Note bears interest at 8% payable annually in December and matures in December, 1999. On February 2, 1994, the Company acquired 35% of the outstanding shares of Richmond American Homes common stock (the only remaining shares of Richmond American Homes not then owned by the Company) from Messrs. Mizel and Mandarich. The Promissory Note requires that Mr. Mandarich pay to the Company the cash proceeds of the sale of any of the 202,956 shares of MDC Common Stock he received in exchange for the shares of Richmond American Homes common stock he sold to the Company, to the extent of the unpaid balances of the Promissory Note, plus accrued but unpaid interest thereon at the time of such a sale. The Company recognized interest income of $22,426 on the Promissory Note in 1997.

    In the ordinary course of its business, HomeAmerican Mortgage Corporation, a wholly owned subsidiary of the Company, has made loans to certain officers and employees of the Company. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features.

                HOLDERS OF FIVE PERCENT OR MORE OF VOTING SHARES
                   OF THE COMPANY AND OWNERSHIP OF MANAGEMENT

    The table below sets forth those persons known by the Company to have owned beneficially 5% or more of the outstanding shares of Common Stock individually and the number of shares beneficially owned by the Company's named officers individually and by all of the Company's officers and Directors as a group, each as of the Record Date. The information as to beneficial ownership is based upon statements furnished to the Company by such persons. Information with respect to the beneficial ownership of shares of Common Stock held by each of the Directors of the Company, two of whom beneficially own more than 5% of the outstanding shares of Common Stock, is set forth in "Election of Directors" above.

                                                                                  NUMBER OF SHARES OF
                                                                                  COMMON STOCK OWNED    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                              BENEFICIALLY        CLASS(2)
-------------------------------------------------------------------------------  ---------------------  -----------
Wellington Management Co. LLP .................................................         1,298,600(3)         7.31%
  75 State Street
  Boston, Massachusetts 02109
Dimensional Fund Advisors, Inc. ...............................................         1,282,588(4)         7.22%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Vanguard/Windsor Funds, Inc. ..................................................         1,298,600(5)         7.31%
  100 Vanguard Bldg.
  P.O. Box 2600
  Malvern, Pennsylvania 19355
Franklin Resources, Inc. ......................................................         1,069,300(6)         6.00%
  777 Mariners Island Blvd., 6th Floor
  San Mateo, California 94404
Investment Counselors of Maryland, Inc. .......................................           960,000(7)         5.36%
  803 Cathedral Street
  Baltimore, Maryland 21201
Paris G. Reece III ............................................................           113,698(8)         *
  3600 S. Yosemite St., #900
  Denver, Colorado 80237
Michael Touff .................................................................            86,270(8)         *
  3600 S. Yosemite St., #900
  Denver, Colorado 80237
All executive officers and directors as a group (8 persons)....................         6,857,697           36.16%

------------------------

*   Less than 1%.

(1) The address of Messrs. Mizel and Mandarich, the Directors who beneficially own more than 5% of the outstanding shares of Common Stock (see "Election of Directors" above), is 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237.

(2) In calculating the percentage of ownership, all shares of Common Stock the identified person or group had the right to acquire within 60 days of the Record Date by the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3) Based upon information in a Schedule 13G filed with the Commission on or about February 10, 1998, Wellington Management Company, LLP exercises sole voting power over none of such shares, shared voting power over none of such shares and shared dispositive power over all such shares.

(4) Based upon information in a Schedule 13G filed with the Commission on February 10, 1998, Dimensional Fund Advisors Inc. exercises sole voting and dispositive power over all such shares.

(5) Based upon information in a Schedule 13G filed with the Commission on February 9, 1998, Vanguard/ Windsor Funds Inc. exercises sole voting and shared dispositive power over all such shares.

(6) Based upon information in a Schedule 13G filed with the Commission on February 5, 1998, sole voting and dispositive power over all such shares is held by Franklin Advisory Services, Inc., investment advisor to Franklin Resources, Inc.

(7) Based upon information provided to the Company by Investment Counselors of Maryland, Inc. which exercises sole voting power over 890,000 of such shares and sole dispositive power over all of such shares.

(8) Includes 50,000 shares of Common Stock that each of Messrs. Reece and Touff have the right to acquire within 60 days of the Record Date by the exercise of stock options at a price of $4.25 and $5.00 per share, respectively.

    No change in control of the Company has occurred since the beginning of the last fiscal year. The Company knows of no arrangement the operation of which may, at a subsequent date, result in a change in control of the Company.

    The Company's executive officers and Directors are required under Section 16(a) of the 1934 Act to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and the New York Stock Exchange and Pacific Exchange, Inc. Copies of those reports also must be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 1997 all such reports were filed on a timely basis.

                         SHAREOWNER PROPOSAL TO PROVIDE
                 CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

    Shareowner proponents have stated that they intend to have the following proposal and supporting statement presented at the Meeting. Approval of the proposal requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Meeting. The adoption of the proposal would only constitute a recommendation to the Board of Directors.

    John J. Gilbert, the owner of 1,000 shares of Common Stock, and Margaret R. Gilbert, the owner of 1,000 shares of Common Stock, both of 29 E. 64th St., New York, NY 10021-7043 and Dan Fuhrman, the holder of 1,000 shares of Common Stock, P.O. Box 110543, Aurora, CO 80042, have given notice that they intend to present the following resolution at the Meeting:

    "RESOLVED: That the stockholders of M.D.C. Holdings, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

REASONS:

    "Strong support along the lines we suggest were shown at the last annual meeting when owners of 2,464,478 shares (23%), were cast in favor of this proposal. [In addition, 2,263,801 shares did not vote on this proposal.]

    "California law still requires that unless stockholders have voted not to have cumulative voting they will have it. Ohio also has the same provision.

    "The National Bank Act (sic) provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

    "Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting, getting directors on the board to prevent such things. Ingersoll-Rand, also having cumulative voting, won two awards. FORTUNE magazine ranked it second in its industry as 'America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted 'on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 and 1995 they raised their dividend.

    "Lockheed-Martin, as well as VWR Corporation, now have a provision that if anyone has 40% or more of the shares cumulative voting applies; it does apply at the latter company.

    "In 1995 American Premier adopted cumulative voting. Alleghany (sic) Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interest in their rights. Hewlett Packard, a very successful company, also has cumulative voting.

    "Another reason for cumulative voting is to see that we have some directors elected to the board who will see to ending the stagger system of electing directors, which more and more companies are now properly doing.

    "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

    THE BOARD OF DIRECTORS HAS CONSIDERED THIS PROPOSAL AND RECOMMENDS THAT SHAREOWNERS VOTE AGAINST IT.

    In support of their proposal, the shareowner proponents state that California and Ohio state law and the National Bank Act (sic) require cumulative voting in certain circumstances. The shareowner proponents do not indicate why this is relevant to the Company, which is a Delaware corporation headquartered in Colorado, to which neither California nor Ohio corporation laws apply. Because the Company is not a bank, the National Banking Act also is inapplicable.

    In addition, the shareowner proponents state that "many successful corporations have cumulative voting." As examples they assert that had Texaco permitted cumulative voting, it may not have lost a large lawsuit to Pennzoil and that Ingersoll-Rand won two awards and that it has cumulative voting. The shareowner proponents do not indicate what, if any role the absence of cumulative voting had in Texaco's loss of what amounted to a breach of contract claim to Pennzoil or if the presence of cumulative voting had anything to do with Ingersoll-Rand winning any awards.

    Furthermore, the reasons given by the shareowner proponents do not discuss the impact cumulative voting would have on the Company. Rather, their reasons in support of their proposal are copies of the same arguments used by the shareowner proponents when advocating this proposal in prior years.

    The Company's director voting procedures have been in place for more than ten years and have not during that time included cumulative voting. The Company's Board of Directors presently consists of two members of senior management of the Company and a majority of four independent directors. The Board of Directors and management have proven themselves to be successful at adopting the Company's business to the changing economic environments in which it operates. This is evidenced by the Company's very strong financial performance in 1997. The stock price performance graph above indicates the impact these results have had on the Company's stock price and total return to shareowners during the last five years.

    The Board of Directors and management of the Company hold more than 35% of the Company's common stock, a strong indicator of the close tie between the interests of the Board of Directors and management on the one hand, and the Company's several thousand shareowners, on the other hand. Other than the general reasons set forth above, the shareowner proponents have not stated any specific reasons why the Company should adopt cumulative voting and have at prior shareowner meetings verbally commended management for the Company's achievements. Because of this, neither the Board of Directors, nor management see any reason to change the manner in which members of the Board of Directors are elected.

    The Board of Directors unanimously recommends that shareowners vote AGAINST this proposal.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has retained Price Waterhouse LLP as the Company's independent accountants for the year ended December 31, 1998. Price Waterhouse examined the Company's financial statements for the year ended December 31, 1997. A representative of Price Waterhouse is expected to be present at the Meeting and available to respond to appropriate questions. Although Price Waterhouse has indicated that no statement will be made, an opportunity for a statement will be provided.

                                 OTHER MATTERS

    Management and the Board of Directors of the Company know of no matters to be brought before the meeting other than as set forth above. However, if any other matters are properly presented to the shareowners for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                              SHAREOWNER PROPOSALS

    Any proposal which a shareowner may desire to present at the 1999 Annual Meeting of Shareowners must be received in writing by the Secretary of the Company prior to December 15, 1998.

                                    BY THE ORDER OF THE BOARD OF DIRECTORS,

                                    /s/ Larry A. Mizel
                                    Larry A. Mizel

                                    CHAIRMAN OF THE BOARD

                             M.D.C. HOLDINGS, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
            PROXY FOR ANNUAL MEETING OF SHAREOWNERS -- MAY 18, 1998

                                     PROXY

    The undersigned hereby appoints Paris G. Reece III, and Michael Touff, or either one of them, as proxies or proxy for the undersigned, each with full power of substitution and resubstitution, to attend the 1998 Annual Meeting of Shareowners and any adjournments or postponements thereof (the "Meeting") and to vote as designated below, all the shares of Common Stock of M.D.C. Holdings, Inc. held of record by the undersigned on March 20, 1998. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. BUCHWALD AND MIZEL.
    Election of Directors
    NOMINEES: Herbert T. Buchwald and Larry A. Mizel

                            FOR  / /      WITHHELD  / /

                            FOR, except vote withheld from the following
                              nominee(s):
                            / / ________________________________________________

2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE PROPOSAL TO PROVIDE FOR CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS.
    Shareowner proposal to provide for cumulative voting in the election of directors.

                  FOR  / /      AGAINST  / /      ABSTAIN  / /

    PLEASE SPECIFY YOUR CHOICES BY CLEARLY MARKING THE APPROPRIATE BOXES. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEM 1. ABOVE AND "AGAINST"
ITEM 2. ABOVE.

    Please sign exactly as your name appears on this proxy. Joint owners should each sign individually. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.
                                             Signature(s): _____________________
                                             Date: _____________________________
                                             Signature(s): _____________________
                                             Date: _____________________________